CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Operating Partnership's previously filed Registration Statement on Form S-3 (File No. 333-30093).



/s/ Arthur Andersen LLP


Atlanta,  Georgia
March 26, 1998